Exhibit 10.9


                              CONSULTING AGREEMENT

      CONSULTING AGREEMENT, dated May 13, 2002, is between ZENASCENT, INC., a corporation organized under the laws of the State of Delaware whose address is 1 Montauk Highway, Southampton, New York 11968 (hereinafter referred to as the "Company") and INVESTOR RELATIONS SERVICES, INC. whose address is 120 Flagler Avenue, New Smyrna Beach, Florida 32169 (hereinafter referred to as the "Consultant").

      WHEREAS, the Consultant is in the business of assisting public companies in investor and public relations services designed to make the investing public knowledgeable about the benefits of stock ownership in the Company; and

      WHEREAS, the Consultant may, during the period of time covered by this Agreement, present to the Company one or more plans of public and investor relations to assist the Company in achieving its goals; and

      WHEREAS, the Company recognizes that the Consultant is not in the business of stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (hereinafter the "Act") or the Securities and Exchange Act of 1934 (hereinafter the "Exchange Act"), underwriting, banking, is not an insurance Company, nor does it offer services to the Company which may require regulation under federal or state securities laws; and

      WHEREAS, the parties agree, after having a complete understanding of the services desired and the services to be provided, that the Company desires to retain Consultant to provide such assistance through its services for the Company, and the Consultant is willing to provide such services to the Company;

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1.    THE SERVICES.

            (a) The Company hereby engages Consultant to provide one or more plans, and for coordination in executing the agreed-upon plan, for using various investor and public relations services as agreed by both parties. The plan may include, but not by way of limitation, the following services: consulting with the Company's management concerning marketing surveys, investor accreditation, availability to expand investor base, investor support, broker relations, conducting due diligence meetings, attendance at conventions and trade shows, assistance in the preparation and dissemination of press releases and stockholder communications (collectively, the "Services"). The Services may include (i) production of a corporate profile and fact sheets, (ii) financial analyst and newsletter campaigns, (iii) conferences, seminars and tours, including, but not by way of limitation, due diligence meetings, investor conferences and institutional conferences, (iv) printed media, advertising design and newsletter production, (v) arranging broker meetings, (vi) electronic public relations campaigns, (vii) direct mail campaigns, placement in investment publications, and (viii) press releases.



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            (b) It is contemplated that the Consultant will render the Services within North America. However, the Consultant is available and able to provide services outside of North America subject to mutual agreement regarding additional compensation for such services.

            (c) Notwithstanding anything to the contrary contained in this Agreement, express or implied, it is expressly understood and agreed by the Consultant that no press release, stockholder or other written or oral communication or information regarding the Company shall be disseminated or distributed by Consultant, whether in print or electronically, without the prior approval of the Company and/or its legal counsel in each instance.

      2.    RELATIONSHIP AMONG THE PARTIES.

            (a) Consultant acknowledges that it is not an officer, director, affiliate, partner, co-venturer or agent of the Company. Accordingly, the Consultant is not, and will not, be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action. The parties each represent that the Consultant does not have, through stock ownership or otherwise, the power to control the Company or to exercise any dominating influences over its management.

            (b) Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship between the parties, and Consultant will not commit the Company in any manner except when a commitment has been specifically authorized in writing by the Company. The Company and the Consultant agree that the relationship between the parties shall be that of independent contractor.

      3.    EFFECTIVE DATE, TERM AND TERMINATION.

      This Agreement shall be effective as of May 13, 2002 (the "Effective Date"), and will continue until May 12, 2005.

      4.    OPTION TO RENEW AND EXTEND.

      Company may renew this Agreement on the same terms by providing written notice to Consultant at any time prior to the expiration hereof.

      5.    COMPENSATION AND PAYMENT OF EXPENSES.

            (a) In full payment and compensation for all of the Services, the Company hereby agrees to issue to the Consultant or its designee a total of 2,631,580 unregistered and restricted shares of common stock, $.001 par value per share, of the Company, or shares of preferred stock of the Company which are convertible into such number of shares of common stock (the "Compensation"). The Consultant acknowledges that the Company may not currently have sufficient shares of common stock authorized and unissued to allow the issuance of such number of shares of Common Stock or, if applicable, the conversion of such preferred stock. The Company agrees to use its reasonable commercial efforts to amend its structural documents to all for such issuance or conversion.


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      The Compensation will not be registered for resale and will be restricted securities under Rule 144, as promulgated under the Act. Certificates evidencing all of the shares of the Compensation shall be issued in the name of Consultant, and delivered to Consultant within five business days of execution and delivery of this Agreement. Upon delivery of the certificates evidencing the Compensation, as aforesaid, the Company shall have no further payment obligations of any kind to Consultant under this Agreement.

Consultant agrees that it will not, directly or indirectly, pledge, hypothecate, encumber, sell or transfer in any fashion 1,315,790 of the shares of the Compensation prior to August 1, 2003.

            (b) The Consultant anticipates that during the term of this Agreement it will incur costs and expenditures of approximately $600,000 in connection with rendering the Services approved by the Company; which costs and expenditures will be paid for and on behalf of the Consultant by Summit Trading Limited ("Summit"), an associate of the Consultant. Accordingly, the Consultant intends to assign the right to receive the Compensation under this Agreement to Summit and the Company hereby agrees and consents to such assignment. Promptly upon the Company's request, Consultant shall submit to the Company a detailed description of all costs and expenses in connection with the rendering of the Services.

            (c) The parties understand and agree that for its accounting purposes, Company may elect to amortize the Compensation paid to the Consultant under this Agreement over the full thirty-six month term hereof, even though payment of all Compensation shall be due immediately upon execution.

            (d) The Company agrees to pay for all expenses incurred associated with its employees or other representatives in working with the Consultant and its employees or representatives, including lodging, meals and travel as necessary.

      6.    SERVICES NOT EXCLUSIVE.

      Consultant shall devote such of its time and effort necessary to the discharge of its Services hereunder. The Company acknowledges that Consultant is engaged in other business activities, and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

      7.    CONFIDENTIALITY.

      Consultant acknowledges that it may have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not by way of limitation, the products or technology of the Company, whether in the concept or development stage, or being marketed by the Company on the effective date of this Agreement or during the term hereof.


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      8.    COVENANT NOT TO COMPETE.

      During the term of this Agreement, the Consultant warrants, represents and agrees that it and its officers, employees, affiliates and representatives will not directly participate in the information developed for and by the Company, and will not compete directly with the Company in the Company's business.

      9.    INDEMNIFICATION.

            The Company agrees to indemnify and hold harmless Consultant and its agents and employees against any losses, claims, damages or liabilities, joint or several ("Losses"), to which Consultant or any such other person may become subject insofar as such Losses (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged statement of a material fact by the Company, or omission of any material fact necessary to make any statement of the Company not misleading, which are contained in any written or electronic communication from the Company which is relied upon by the Consultant in connection with the performance by Consultant of its Services hereunder; provided, that the Consultant shall not be indemnified against any Losses (or actions, suits or proceedings in respect thereof) resulting from the gross negligence or willful misconduct of Consultant or such persons. To the extent that the provisions of this Section 9 shall be applicable, the Company will reimburse the Consultant, or any such other person, for any legal or other expenses reasonably incurred by the Consultant, or any such other person, in connection with investigation or defending any such Losses, subject to reimbursement in the event that it is ultimately determined that there was no entitlement to indemnification.

            Consultant agrees to indemnify and hold harmless the Company and its agents and employees against any losses, claims, damages or liabilities, joint or several ("Losses"), to which the Company or any such other person may become subject insofar as such Losses (or actions, suits or proceedings in respect thereof) arise out of or are based upon any breach of Section 7, Section1(c) or any breach or violation by Consultant of any securities rules, regulations or laws. To the extent that the provisions of this Section 9 shall be applicable, the Consultant will reimburse the Company, or any such other person, for any legal or other expenses reasonably incurred by the Company, or any such other person, in connection with investigation or defending any such Losses, subject to reimbursement in the event that it is ultimately determined that there was no entitlement to indemnification.

10.   MISCELLANEOUS PROVISIONS

      (a)   Time.  Time is of the essence of this Agreement.

      (b) Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

      (c) Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the


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period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

      (d) Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

      (e) Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

      (f) Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

      (g) Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

      (h) Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

      (i) Assignment. Except as may be provided herein, this Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

      (j)   Arbitration.

            i. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussion, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement or a breach thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

            ii. Any provisional remedy, which would be available from a court of law, shall be available to the parties to this Agreement from the Arbitrator pending arbitration.

            iii. The situs of the arbitration shall be New York, New York.


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            iv. In the event that a dispute results in arbitration, the parties agree that the prevailing party shall be entitled to reasonable attorney's fees to be fixed by the arbitrator.

      (k) Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days written notice, to the other party.

      (l) Governing law. The Agreement shall be construed by and enforced in accordance with the laws of the State of New York without regard to conflicts of law principles.

      (m) Entire agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

      (n) Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

      (o) Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

      (p) Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.


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      (q) Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.



COMPANY:                                  CONSULTANT:

ZENASCENT, INC.                           INVESTOR RELATIONS SERVICES, INC.


By:/s/ Jim DiLorenzo                      By: /s/ Richard J. Fixaris
   -------------------------------            ----------------------------------
   Jim DiLorenzo, Executive Vice              Richard  J. Fixaris, President
        President